                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              AETHLON MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                                              13-3632859
             ------                                              ----------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

   3030 Bunker Hill Street, Suite 4000
          San Diego, California                                    92109
          ---------------------                                    -----
(Address of principal executive offices)                        (Zip Code)


                           2003 CONSULTANT STOCK PLAN
                           --------------------------
                            (Full title of the plan)

                                 James A. Joyce
                       3030 Bunker Hill Street, Suite 4000
                           San Diego, California 92109

                     (Name and address of agent for service)

                                 (858) 458-7800
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- -------------------
                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED(1)           SHARE(2)              PRICE(2)        REGISTRATION FEE(3)
----------------------- --------------------- -------------------- --------------------- -------------------
Common Stock                 2,000,000               $0.19               $380,000              $44.73
----------------------- --------------------- -------------------- --------------------- -------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on August 22, 2005, as reported on the OTC Electronic Bulletin Board.

(3) Calculated pursuant to General Instruction E on Form S-8.

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                        GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same consultant plan is effective.

The contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 29, 2004 (File No. 333-114017) is hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this registration statement:

         (a) The Annual Report for the fiscal year ended March 31, 2005, filed by the registrant with the Securities and Exchange Commission (the "Commission") on Form 10-KSB on July 14, 2005, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

         (b) The quarterly report for the quarter ended June 30, 2005, filed by the registrant with the Commission on Form 10-QSB on August 15, 2005.

         (c) The description of the registrant's common stock, which is included in the registration statement on Form SB-2, file no. 333-52212, filed with the Commission on July 7, 2004, as amended on September 10, 2004, October 28, 2004, November 24, 2004 and December 7, 2004.

         (d) In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


                                       2
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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Richardson & Patel, LLP has given an opinion regarding certain legal matters in connection with this offering of our securities. Both Richardson & Patel LLP and its principles have accepted our common stock in exchange for services rendered to us in the past and, although they are under no obligation to do so, they may continue to accept our common stock for services rendered to us. As of the date of this prospectus, Nimish Patel, a principal of Richardson & Patel, LLP, is the holder of 836,730 shares of common stock and a warrant to purchase 418,365 shares of common stock.

ITEM 8.  EXHIBITS.

         5.       Opinion regarding legality
         23.1     Consent of Squar, Milner, Reehl & Williamson, LLP
         23.2     Consent of Richardson & Patel LLP (included in Exhibit 5)
         99.1     2003 Consultant Stock Plan, as amended


                                       3
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on this 29th day of August, 2005.

                                             AETHLON MEDICAL, INC.
                                             A Nevada Corporation


                                             /S/ James A. Joyce
                                             -----------------------------
                                             By: James A. Joyce
                                             Its:  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated:


Dated:  August 29, 2005                     /S/ JAMES A. JOYCE
                                    -------------------------------------------
                                            James A. Joyce, Chairman


Dated:  August 29, 2005                     /S/ FRANKLYN S. BARRY, JR.
                                    -------------------------------------------
                                            Franklyn S. Barry, Jr., Director


Dated:  August 29, 2005                     /S/ EDWARD G. BROENNIMAN
                                    -------------------------------------------
                                            Edward G. Broenniman, Director


Dated:  August 29, 2005                     /S/ RICHARD H. TULLIS
                                    -------------------------------------------
                                            Richard H. Tullis, Director


Dated:  August 29, 2005                     /S/ CALVIN LEUNG
                                    -------------------------------------------
                                            Calvin Leung, Director


                                       4
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                                INDEX TO EXHIBITS


    Exhibit Number     Description
    --------------     -----------

         5.            Opinion regarding legality
         23.1          Consent of Squar, Milner, Reehl & Williamson, LLP
         23.2          Consent of Richardson & Patel LLP (included in Exhibit 5)
         99.1          2003 Consultant Stock Plan, as amended


                                       5